Exhibits No. 20.1:

                        CIT Home Equity Loan Trust 2003-1
            Home Equity Loan Asset Backed Certificates, Series 2003-1
                          Master Servicer's Certificate

                                                            Due Period 4/30/2003
                                                    Determination Date 5/15/2003
                                                     Distribution Date 5/20/2003

      I     Available in Certificate Account
            Principal collected on Mortgage Loans                                                                    11,693,991.38
            All Liquidation Proceeds with respect to Principal                                                                0.00
            Principal portion of Purchase Price on Repurchased Mortgage Loans                                                 0.00
            Substitution Adjustment with respect to Principal                                                                 0.00
            Amount transferred from Pre-Funding Account                                                                  31,852.66
                                                                                                                     -------------

                  Principal Distribution Amount                                                                      11,725,844.04

            Interest collected on Mortgage Loans                                                                      5,496,361.98
            Interest portion of Purchase Price on Repurchased Mortgage Loans                                                  0.00
            All Liquidation Proceeds with respect to Interest                                                                 0.00
            Substitution Adjustment with respect to Interest                                                                  0.00
            Master Servicer Monthly Advances (net of Compensating Interest)                                             801,291.42
            Reimbursement of previous months Servicer Advances                                                         (205,922.74)
            Compensating Interest                                                                                         7,650.07
            Investment Earnings on the Certificate Account                                                                    0.00
            Investment Earnings on the Prefunding Account                                                                     0.00
                                                                                                                     -------------

                  Interest Remittance Amount                                                                          6,099,380.73

            Amount not Required to be deposited                                                                               0.00

                  Total available in the Certificate Account                                                         17,825,224.77

II    Distributions                                                 Per $ 1,000                                          Amount
                                                                   -------------                                      -------------
1.    Aggregate Class A-1 Distribution                              40.98435578                                       12,049,400.60

2.    Aggregate Class A-2 Distribution                               1.95833333                                          417,125.00

3.    Aggregate Class A-3 Distribution                               2.32500000                                          134,850.00

4.    Aggregate Class A-4 Distribution                               3.27500000                                          373,350.00

5.    Aggregate Class A-5 Distribution                               4.15000000                                          137,157.50

6.    Aggregate Class A-6 Distribution                               3.38333330                                          318,033.33

7.    Aggregate Class A-IO Distribution                              4.16666665                                          833,333.33

8.    Aggregate Class M-1 Distribution                               3.89166660                                          210,344.58

9.    Aggregate Class M-2 Distribution                               4.21666667                                          178,365.00

10    Aggregate Class B Distribution                                 4.58333324                                          172,333.33

11.   Aggregate Class X-IO Distribution                                                                                2,453,556.63

12.   Aggregate Class R Distribution                                                                                           0.00

13.   Aggregate Master Servicer Distribution                                                                             547,375.47
                                                                                                                      -------------

                                             Total Distributions =                                                    17,825,224.77

III   Certificate Class Balances                                                      Factor %                          Amount
                                                                                    ------------                     --------------

      Opening Senior Class A Certificate Balances as reported on the prior
      Monthly Master Servicer Report:
            (a)  Class A-1                                                           96.89207801%                    284,862,709.34
            (b)  Class A-2                                                          100.00000000%                    213,000,000.00
            (c)  Class A-3                                                          100.00000000%                     58,000,000.00
            (d)  Class A-4                                                          100.00000000%                    114,000,000.00
            (e)  Class A-5                                                          100.00000000%                     33,050,000.00
            (f)  Class A-6                                                          100.00000000%                     94,000,000.00
                                                                                                                     --------------
                                                                                                                     796,912,709.34

            (g)  Class A-IO                                                         100.00000000%                    200,000,000.00

      Opening Subordinated Class M & B Certificate Balances as reported on the prior Monthly Master Servicer Report:

            (a)  Class M-1                                                          100.00000000%                     54,050,000.00
            (b)  Class M-2                                                          100.00000000%                     42,300,000.00
            (c)  Class B                                                            100.00000000%                     37,600,000.00
                                                                                                                     --------------
                                                                                                                     133,950,000.00

IV    Principal Distribution Amount

1(a). Basic Principal Amount                                                         No.                                 Amount
                                                                                    -----                             -------------
            (a)  Stated principal collected                                                                              905,759.99
            (b)  Principal Prepayments                                               128                              10,788,231.39
            (c)  Liquidation Proceeds                                                                                          0.00
            (d)  Repurchased Mortgage Loans                                            0                                       0.00
            (e)  Substitution Adjustment related to Principal                                                                  0.00
            (f)  Amount Transferred from Pre-Funding Account                                                              31,852.66
                                                                                                                      -------------
                            Total Principal Distribution                                                              11,725,844.04

1(b). Subordination Increase Amount                                                                                            0.00

2(a). Class A Principal Distribution Amount:

                                                                     Per $ 1,000
                                                                     -----------
            (a)  Class A-1                                           39.88382327                                      11,725,844.04
            (b)  Class A-2                                            0.00000000                                               0.00
            (c)  Class A-3                                            0.00000000                                               0.00
            (d)  Class A-4                                            0.00000000                                               0.00
            (e)  Class A-5                                            0.00000000                                               0.00
             7.  Class A-6
                  (a) Class A-6 Lockout Percentage                                           0.00%
                  (b)  Class A-6 Lockout Distribution Amount          0.00000000                                               0.00

2(b). Class M & B Principal Distribution Amount :

             1.  Class M-1                                            0.00000000                                               0.00
             2.  Class M-2                                            0.00000000                                               0.00
             3.  Class B                                              0.00000000                                               0.00


2(c) Class M & B Applied Realized Losses:

             1.  Class M-1                                            0.00000000                                               0.00
             2.  Class M-2                                            0.00000000                                               0.00
             3.  Class B                                              0.00000000                                               0.00

                                                                                                   Factor %             Amount
                                                                                                -------------        --------------
      Ending Senior Class A Certificate Balances after distributions of principal on this Monthly Master Servicer Report:
            (a)  Class A-1                                                                        92.90369568%       273,136,865.30
            (b)  Class A-2                                                                       100.00000000%       213,000,000.00
            (c)  Class A-3                                                                       100.00000000%        58,000,000.00
            (d)  Class A-4                                                                       100.00000000%       114,000,000.00
            (e)  Class A-5                                                                       100.00000000%        33,050,000.00
            (f)  Class A-6                                                                       100.00000000%        94,000,000.00
                                                                                                                     --------------
                                                                                                                     785,186,865.30

                           (g)  Class A-IO                                                       100.00000000%       200,000,000.00

      Ending Subordinated Class M & B Certificate Balances after distributions of principal on this Monthly Master Servicer Report:

                           (a)  Class M-1                                                        100.00000000%        54,050,000.00
                           (b)  Class M-2                                                        100.00000000%        42,300,000.00
                           (c)  Class B                                                          100.00000000%        37,600,000.00
                                                                                                                     --------------
                                                                                                                     133,950,000.00

V     Interest Distribution Amount

      Fixed Rate Certificates

            (b) Fixed Rate Certificates applicable Pass-Through Rate
                   1.  Class A-1                                             1.41000%
                   2.  Class A-2                                             2.35000%
                   3.  Class A-3                                             2.79000%
                   4.  Class A-4                                             3.93000%
                   5.  Class A-5                                             4.98000%
                   6.  Class A-6                                             4.06000%
                   7.  Class A-IO                                            5.00000%
                   8.  Class M-1                                             4.67000%
                   9.  Class M-2                                             5.06000%
                  10.  Class B                                               5.50000%

            INTEREST REMITTANCE AMOUNT
                   1.  Interest collected on Mortgage Loans                     5,496,361.98
                   2.  Interest advanced on Mortgage Loans                        595,368.68
                   3.  Compensating Interest on Mortgage Loans                      7,650.07
                   4.  Substitution Adjustment interest                                 0.00
                   5.  Purchase Price interest on repurchased accounts                  0.00
                   6.  Liquidation Proceeds interest portion                            0.00
                   7. Investment Earning in the Pre-Funding Account                     0.00
                        TOTAL INTEREST REMITTANCE AMOUNT                                                               6,099,380.73

      Current Interest Requirement

                   1.  Class A-1  @ applicable Pass-Through Rate                                                         323,556.56
                   2.  Class A-2 @ applicable Pass-Through Rate                                                          417,125.00
                   3.  Class A-3 @ applicable Pass-Through Rate                                                          134,850.00
                   4.  Class A-4 @ applicable Pass-Through Rate                                                          373,350.00
                   5.  Class A-5 @ applicable Pass-Through Rate                                                          137,157.50
                   6.  Class A-6 @ applicable Pass-Through Rate                                                          318,033.33
                   7.  Class A-IO @ applicable Pass-Through Rate                                                         833,333.33
                   8.  Class M-1 @ applicable Pass-Through Rate                                                          210,344.58
                   9.  Class M-2 @ applicable Pass-Through Rate                                                          178,365.00
                  10.  Class B @ applicable Pass-Through Rate                                                            172,333.33

      Class Interest Carryover Shortfall

                   1.  Class A-1                                                         0.00
                   2.  Class A-2                                                         0.00
                   3.  Class A-3                                                         0.00
                   4.  Class A-4                                                         0.00
                   5.  Class A-5                                                         0.00
                   6.  Class A-6                                                         0.00
                   7.  Class A-IO                                                        0.00
                   8.  Class M-1                                                         0.00
                   9.  Class M-2                                                         0.00
                  10.  Class B 0.00

      Certificates Interest Distribution Amount

                                                                          Per $ 1,000
                                                                          -----------
                   1.  Class A-1                                           1.10053252                                    323,556.56
                   2.  Class A-2                                           1.95833333                                    417,125.00
                   3.  Class A-3                                           2.32500000                                    134,850.00
                   4.  Class A-4                                           3.27500000                                    373,350.00
                   5.  Class A-5                                           4.15000000                                    137,157.50
                   6.  Class A-6                                           3.38333330                                    318,033.33
                   7.  Class A-IO                                          4.16666665                                    833,333.33
                   8.  Class M-1                                           3.89166660                                    210,344.58
                   9.  Class M-2                                           4.21666667                                    178,365.00
                  10.  Class B                                             4.58333324                                    172,333.33

VI    Credit Enhancement Information

                                                                                                                             Total
            (a) Senior Enhancement Percentage                                                                                16.31%

            (b) OC Spread Holiday in effect?                                                                                   YES

            (c) Overcollateralization Amount:

                  1.  Opening Overcollateralization Amount                                                                    0.00
                  2.  Ending Overcollateralization Amount                                                                     0.00
                  3.  Required Overcollateralization Amount                                                                   0.00
                  4.  Subordination Deficiency                                                                                0.00
                  5.  Excess Overcollateralization Amount                                                                     0.00

VII   Trigger Information

        1.  (a)  60+ Delinquency  Percentage                                                                                  0.40%
            (b)  Delinquency Event in effect (Rolling Three Month > 45% of Sr. Enhancement) ?                                   NO

        2.  (a) Cumulative Loss Percentage                                                                                    0.00%
            (b) Applicable Loss Percentage for current Distribution                                                           2.50%
            (c) Cumulative Loss Trigger Event in effect                                                                         NO

VIII  Pool Information                                                           No.                                    Amount
                                                                               -------                              --------------
            (a)  Closing Mortgage Loan Principal Balance:                       9,340                               821,437,028.50

            (b)  Principal Balance of Balloon Mortgage Loans                       26                                 1,750,635.88

            (c) Weighted Average Mortgage Rate:                                                                              8.317%

            (d)  Weighted Average Net Mortgage Rate:                                                                         7.851%

            (e)  Net Weighted Average Coupon Cap:                                                                            6.017%

            (f)  Net Weighted Average Coupon Cap for A-1 Class only                                                          6.224%

            (g) Weighted Average Remaining Maturity:                                                                        325.44

            (h) Weighted Average Original Maturity:                                                                         331.70

IX    Delinquency Information                                                  No.              %                         Amount
                                                                              -----          -----                    -------------

      A. Fixed Rate Mortgage Loans:

            (a)  Delinquent Contracts:
                  1.  31 - 59 Day Accounts                                      197           1.91%                   15,707,635.69
                  2.  60 - 89 Day Accounts                                       37           0.28%                    2,300,136.14
                  3.  90+  Day Accounts                                          15           0.20%                    1,608,803.95

            (b)  Mortgage Loans - In Foreclosure                                  0           0.00%                            0.00
            (c)  REO Property Accounts                                            0           0.00%                            0.00

X     Realized Losses                                                                   No.                                  Amount
                                                                                       -----                                 ------
            1.    (a)  Gross Realized Losses during the period                           0                                    0.00

                  (b)  Realized Losses during the period                                                                      0.00

                  (c)  Cumulative Gross Realized Losses                                  0                                    0.00

                  (d)  Cumulative Realized Losses 0.00

                  (e)  Cumulative Applied Realized Losses

                              i. Class B                                                                                      0.00
                             ii. Class M-1                                                                                    0.00
                            iii. Class M-2                                                                                    0.00

XI    Miscellaneous Information

            1. (a)  Monthly Master Servicer Fee
                            i. Monthly Servicing Fee                                                                    347,137.92
                           ii. Mortgage Fees                                                                            200,237.55
                          iii. Certificate Account Investment Earnings                                                        0.00

               (b)  Amount of prior unpaid Master Servicing Fees paid with this distribution                                  0.00

               (c)  Total Master Servicing Fees paid with this distribution                                             547,375.47

               (d)  Amount of unpaid Master Servicing Fees as of this distribution                                            0.00

            2. (a)  Opening Master Servicer Advance Balance                                                           1,426,993.73

               (b)  Current Advance (exclusive of Compensating Interest)                                                801,291.42

               (c)  Reimbursement of prior Master Servicer Advances                                                    (205,922.74)
                                                                                                                      ------------

               (d)  Ending Master Servicer Advance Balance                                                            2,022,362.41


            3. Current period Compensating Interest                                                                       7,650.07

            4. (a)  Stepdown Date in effect?                                                    NO

            5. Aggregate principal balance of Subsequent Mortgage Loans purchased
               by the Trust on the related Distribution Date:                                   944                  97,699,836.80

            6. (a)  Beginning Amount of the Pre-Funding Account                                                      97,731,689.46
            6. (b)  Principal Balance Purchased by the Trust                                                         97,699,836.80
            6. (c)  Pre-Fuding Balance after the above
                    Purchase (6b) to be paid  as an additional principal
                    to the Noteholders.                                                                                  31,852.66
            6. (d)  Ending Amout of the Pre-Funding Account                                                                   0.00

               (d)  Amount of Investment Earnings in the Pre-Funding Account                                             49,573.58

            7.      Aggregate principal balance of Subsequent Mortgage Loans
                    (during Funding Period)                                                   1,205                 120,916,357.55